Exhibit 23.1

DISCOVER FINANCIAL SERVICES 401(k) PLAN

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-144189 of Discover Financial Services on Form S-8 of our report dated June 25, 2009, relating to the financial statements and supplemental schedule of Discover Financial Services 401(k) Plan (the “Plan”) appearing in this Annual Report on Form 11-K of the Plan as of and for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 25, 2009

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